EXHIBIT 3.04

THIRD AMENDED AND RESTATED BY-LAWS

OF

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Adopted as of February 8, 2018)

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ARTICLE IV CERTIFICATES OF STOCK

Section 1	Certificated Stock	20
Section 2	Transfers	20
Section 3	Lost, Stolen or Destroyed Certificate	21

ARTICLE V CORPORATE BOOKS

ARTICLE VI CHECKS, NOTES, PROXIES, ETC.

ARTICLE VII FISCAL YEAR

ARTICLE VIII CORPORATE SEAL

ARTICLE IX AMENDMENTS

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ARTICLE I

STOCKHOLDERS
SECTION 1          Annual Meetings.  The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.
SECTION 2          Special Meetings.  Special meetings of the stockholders shall be called at any time by the Secretary or any other officer, whenever directed by the Board of Directors or by the Chief Executive Officer.  The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.
SECTION 3          Notification of Meetings.  Except as otherwise provided by law, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the corporation.
SECTION 4          Quorum.  The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation; but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 5          Conduct of Meetings.  The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the President, or in the President’s absence or at the President’s direction, any officer of the corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting.  The Secretary of the corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting.  If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.  Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.  The Chairman of the meeting shall have authority to adjourn any meeting of stockholders.

SECTION 6          Proxies.  At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority:  (a) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (b) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.
SECTION 7          Voting.  When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
SECTION 8          Record Date.  In order that the corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to consent to corporate action in writing without a meeting, or (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of clause (c) above, shall not be more than sixty days prior to such action.

If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law.  Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.
SECTION 9          List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
SECTION 10          Counting of Votes.  The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the corporation or candidates for office.  In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies.  Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them.  Judges of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.
SECTION 11          Stockholder Nominations.  (a)  Annual Meetings of Stockholders.  (i)  Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of meeting delivered pursuant to Article I, Section 3, (B) by or at the direction of the Chairman of the Board (C) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (i) and (ii) of this paragraph (a) of this Section 11 and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation or (D) by any Nominating Stockholder (as defined in Article II, Section 11) whose Stockholder Nominee (as defined in Article II, Section 11) is included in the corporation’s proxy materials for the relevant annual meeting pursuant to Article II, Section 11 of these by-laws.

(ii)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action.  To be timely for purposes of this Section 11, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) any option, warrant, convertible security, swap, short interest, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, and any other direct or indirect opportunity to benefit or share in any benefit derived from any increase or decrease in the value or voting power of shares of the capital stock of the corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, and a representation that the stockholder will notify the corporation in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal.
(iii)          Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.
(b)          Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Article I, Section 2.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 11 and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(ii) of this Section 11 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(c)          General.  (i)  Only persons who are nominated in accordance with the procedures set forth in this Section 11 or Article II, Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 or Article II, Section 11 and, if any proposed nomination or business is not in compliance with this Section 11 or Article II, Section 11, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii)          For purposes of this Section 11 and Article II, Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(iii)          For purposes of this Section 11, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.
(iv)          Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.  Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE II

BOARD OF DIRECTORS
SECTION 1          Number and Election.  The Board of Directors of the corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors.  The directors shall be divided into three classes in the manner set forth in the Certificate of Incorporation of the corporation, each class to be elected for the term set forth therein.  A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation’s Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  Directors need not be stockholders.  A nominee for election to the Board of Directors shall be elected by the affirmative vote of a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number directors to be elected, the directors shall be elected by a plurality of the voting power present in person or represented by proxy at any such meeting and entitled to vote on the election of directors.  In an election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed 50% of the votes cast with respect to such nominee, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that nominee’s election.  If a director is not elected, the director shall promptly tender his or her resignation to the Board of Directors.

The Nominating/ Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.  The Board of Directors will act on the resignation taking into account the recommendation of the Nominating/ Corporate Governance Committee and all other factors it deems relevant to the best interests of the corporation and its stockholders and publicly disclose its decision and rationale behind it within 90 days from the date of certification of the election results.  The director who tenders his or her resignation will not participate in the decisions of the Nominating/ Corporate Governance Committee or the Board of Directors that concern such resignation.  If a director’s resignation is accepted by the Board of Directors pursuant to this Section 1, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 2 or may decrease the size of the Board of Directors pursuant to the provisions of this Section 1.
SECTION 2          Vacancies.  Newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation of the corporation.  If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 75 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.
SECTION 3          Meetings; Notices.  Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting.  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board, the President or a majority of the directors, by oral, or written notice including, telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director to such director’s address or telecopy number as shown on the books of the corporation not less than one day before the meeting.  The notice of any meeting need not specify the purposes thereof.  A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held.  Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board.  Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.
SECTION 4          Voting of Preferred Stock and Series Common Stock.  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Certificate of Incorporation unless expressly provided by such terms.

The number of directors that may be elected by the holders of any such series of Preferred Stock or Series Common Stock shall be in addition to the number fixed by or pursuant to these By-Laws.  Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 1 hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock or Series Common Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.
SECTION 5          Stockholder Quorum Requirements.  If at any meeting for the election of directors, the corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.
SECTION 6          Executive Committee.  The Board of Directors may designate three or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee.  The members of such committee shall hold such office until the next election of the Board of Directors and until their successors are elected and qualify.  Any vacancy occurring in the committee shall be filled by the Board of Directors.  Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine.  The committee shall act, advise with and aid the officers of the corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board.  The committee shall have power to authorize the seal of the corporation to be affixed to all papers which are required by the Delaware General Corporation Law to have the seal affixed thereto.  The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board had failed to attend the regular or special meeting thereof.
The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting.  The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

SECTION 7          Other Committees.  The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish.  Any director may belong to any number of committees of the Board.  The Board may also establish such other committees with such members (whether or not directors) and such duties as the Board may from time to time determine.
SECTION 8          Action by the Board.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
SECTION 9          Meetings by Means of Conference Telephone.  The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.
SECTION 10          Compensation.  The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the corporation.
SECTION 11          Proxy Access.
(a)           Inclusion of stockholder nominees in the corporation’s proxy materials
(i)          Subject to the provisions of this Section 11, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of stockholders held after the 2018 annual meeting (but not at any special meeting of stockholders) in addition to any persons nominated for election by the Board of Directors or any committee thereof: (a) the names of any person or persons therein nominated for the election of directors (each, a “Stockholder Nominee”), who shall also be included on the corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to twenty (20) Eligible Stockholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 11 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (b) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities Exchange Commission (the “SEC”) or other applicable law to be included in the proxy statement; (c) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Article II, Section 11(e)(ii), and provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act, including Rule 14a-9 thereunder (the “Supporting Statement”));

and (d) any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the Nominating Stockholder and the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 11 and any solicitation materials or related information with respect to a Stockholder Nominee. For the avoidance of doubt, the corporation may solicit against any Stockholder Nominee and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(ii)          For purposes of this Section 11, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as reasonably made in good faith (without any further requirements). If any intervening events, facts or circumstances arise subsequent to any such determination or if no such determination is made, the presiding person of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 11 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
(iii)          This Section 11 shall be the exclusive method for stockholders of the corporation to include director nominees for the election of directors in the corporation’s proxy statement, form of proxy and ballot for an annual meeting of stockholders.
(b)          Maximum Number of Stockholder Nominees.
(i)          The corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number constituting the greater of (A) two and (B) 20% of the total number of directors of the corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 11 (rounded down to the nearest whole number) (the “Maximum Number”).
(ii)          The Maximum Number for a particular annual meeting shall be reduced by: (A) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board of Directors; (B) each Stockholder Nominee who, after becoming a Stockholder Nominee, ceases to satisfy, or each Stockholder Nominee of a Nominating Stockholder that, after becoming a Nominating Stockholder, ceases to satisfy, the applicable eligibility requirements in this Section 11, as determined by the Board of Directors; (C) each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting;

(D) the number of incumbent directors who had been Stockholder Nominees at any of the preceding three annual meetings of stockholders; (E) the number of incumbent directors who had been appointed or elected to the Board of Directors pursuant to any agreement, arrangement, or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such stockholders or group of stockholders, from the corporation), other than any such director referred to in this clause (E) who at the time of such annual meeting will have served as a director continuously for at least three years; (F) the number of nominees for director who will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement, or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such stockholders or group of stockholders, from the corporation), but only to the extent the Maximum Number after such reduction with respect to this clause (F) equals or exceeds one; and (G) the number of nominees for director for which the corporation shall have received one or more valid stockholder notices (whether or not subsequently withdrawn) nominating such nominees pursuant Article I, Section 11, but only to the extent the Maximum Number after such reduction with respect to this clause (G) equals or exceeds one. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Article II, Section 11(d) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(iii)          If the number of Stockholder Nominees pursuant to this Section 11 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s capital stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Article II, Section 11(d) a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 11, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to the stockholders of the corporation, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders (notwithstanding that proxies in respect of such vote may have been received by the corporation).

(c)          Eligibility of Nominating Stockholder.
(i)          An “Eligible Stockholder” is a person who has either (A) been a record holder of the number of shares of capital stock of the corporation used to satisfy the eligibility requirements in this Section 11(c) continuously for the three-year period specified in Article II, Section 11(c)(ii) or (B) provides to the Secretary of the corporation, within the time period referred to in Article II, Section 11(d) evidence of continuous ownership of such number of shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines to be acceptable.
(ii)          An Eligible Stockholder or group of up to twenty (20) Eligible Stockholders may submit a nomination in accordance with this Section 11 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s capital stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. For the avoidance of doubt, an Eligible Stockholder will only be deemed to own, for the purposes of this Section 11(c), that number of shares of capital stock of the corporation that such Eligible Stockholder has individually owned continuously for the three-year period specified in this Section 11(c)(ii). The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that the Eligible Stockholder consists only of funds that are: (A) under common management and investment control; (B) under common management and funded primarily by the same employer; or (C) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended). In the event of a nomination by a Nominating Stockholder that includes a group of Eligible Stockholders, any and all requirements and obligations for an Eligible Stockholder shall apply to each Eligible Stockholder in such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 11, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 11, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.
(iii)          The “Minimum Number” of shares of the corporation’s capital stock means 3% of the aggregate number of shares outstanding of the corporation’s capital stock, as of the most recent date for which such amount is given in any filing by the Company with the SEC prior to the submission of the Nomination Notice.

(iv)          For purposes of this Section 11, an Eligible Stockholder “owns” only those outstanding shares of the corporation’s capital stock as to which such Eligible Stockholder possesses both: (A) the full voting and investment rights pertaining to such shares; and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) that are subject to short positions or were otherwise sold short by such Eligible Stockholder or any of its affiliates, (3) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, with cash based on the notional amount or value of outstanding shares of capital stock of the corporation or a combination thereof, in any such case, which instrument or agreement has, or is intended to have, or if exercised or settled would have, the purpose or effect of: (y) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (z) hedging, offsetting or altering to any degree any gain or loss arising from the full economic interest in such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice, the Eligible Stockholder recalls the loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the corporation’s proxy materials for the relevant annual meeting of stockholders, and the Eligible Stockholders holds the recalled shares through such annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 11(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. Any Eligible Stockholder shall include in its Nomination Notice the number of shares it is deemed to “own” for purposes of this Section 11.

(v)          No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.
(d)          Nomination Notice.
(i)          To nominate a Stockholder Nominee pursuant to this Section 11, the Nominating Stockholder (including each Eligible Stockholder in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must deliver to the Secretary at the principal executive offices of the corporation all of the following information and documents in a form that the Board of Directors determines to be acceptable (collectively, the “Nomination Notice”), not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first anniversary of the date that the corporation first mailed or otherwise distributed its proxy statement for the prior year’s annual meeting of stockholders (provided, however, that if (and only if) the annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the anniversary date of the prior year’s annual meeting of stockholders, the Nomination Notice shall be given in the manner provided herein not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is made by the corporation) (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):
(A)          one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;
(B)          an agreement to hold the Minimum Number of shares through the annual meeting and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;
(C)          a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder, as applicable, in accordance with SEC rules;

(D)          the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a Director if elected;
(E)          a written notice of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder: (i) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article I, Section 11; (ii) a representation and warranty that the Nominating Stockholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, the securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation; (iii) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (iv) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (v) a representation and warranty that the Nominating Stockholder will not use any form of proxy and ballot other than the corporation’s form of proxy and ballot in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (vi) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate the corporation’s certificate of incorporation, these by-laws, any applicable law, rule or regulation to which the corporation is subject, including rules or regulations of any stock exchange on which the corporation’s shares of capital stock are listed; (vii) a representation and warranty that each Stockholder Nominee: (1) does not have any direct or indirect relationship with the corporation that would cause the Stockholder Nominee to be deemed not independent pursuant to the corporation’s standards in its corporate governance guidelines or any other publicly-disclosed standards established by the corporation, and otherwise qualifies as independent under any other publicly-disclosed standards established by the corporation and the rules of any stock exchange on which the corporation’s shares of capital stock are listed; (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the corporation’s shares of capital stock are listed; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act; and (6) meets the director qualifications set forth in the corporation’s corporate governance guidelines and any other publicly-disclosed standards established by the corporation (notwithstanding this clause (vii), for the avoidance of doubt, the Board is responsible for making the final determination of the Stockholder Nominee’s independence);

(viii) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Article II, Section 11(c) and intends to continue to satisfy such eligibility requirements through the date of the annual meeting; (ix) details of any position of a Stockholder Nominee as an employee, officer or director of any corporation, and of any other material relationship with or material financial interest in any corporation, within the three years preceding the submission of the Nomination Notice to the extent the corporation requires such information from its own directors; (x) if desired, a Supporting Statement; (xi) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;
(F)          an executed agreement pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (i) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of the Stockholder Nominee; (ii) to file any written solicitation with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (iii) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of the information that the Nominating Stockholder provided to the corporation or out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the corporation, the stockholders of the corporation or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (iv) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under, this Section 11; (v) in the event that any information (including with regards to the Stockholder Nominee) included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the corporation, the stockholders of the corporation or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission (it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 11); (vi) in the event that the Nominating Stockholder (including any Eligible Stockholder in a group) has failed to continue to satisfy the eligibility requirements described in Article II, Section 11(c), to promptly notify the corporation; and (vii) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the corporation;
(G)          an executed agreement by each Stockholder Nominee: (i) to promptly, but in any event within ten (10) business days after such request, provide to the corporation such other information and certifications, including completion of the corporation’s director nominee questionnaire, as the corporation may reasonably request; (ii) at the reasonable request of the Board of Directors, any committee or any officer of the corporation, to meet with the Board of Directors, any committee or any officer of the corporation to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (iii) that such Stockholder Nominee has read and agrees, if elected, to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors; (iv) understands his or her duties as a director under Delaware law and agrees to act in accordance with those duties while serving as a Director, and (v) that such Stockholder Nominee is not and will not become a party to: (A) any agreement, arrangement or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification of the Stockholder Nominee in connection with being a Stockholder Nominee or with service or action as a Director of the corporation that has not been fully disclosed in writing to the corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice; (B) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee, if elected, will vote or act on any issue (a “Voting Commitment”) except such as is already existing and has been fully disclosed to the corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice; or (C) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected, with his or her fiduciary duties under applicable law.
(ii)          The information and documents required by this Section 11(d) to be provided by the Nominating Stockholder shall be: (a) provided with respect to and executed by each Eligible Stockholder in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders;

and (b) provided with respect to both the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) and limited liability companies (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 11(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the corporation. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 11or if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the capital stock of the corporation is listed, any applicable rules of the SEC and any publicly-disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors.
(e)          Exceptions.
(i)          Notwithstanding anything to the contrary contained in this Section 11, the corporation may omit from its proxy materials any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (A) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 11, the Nominating Stockholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 11 and shall therefore be disregarded; (B) (i) the Board of Directors in good faith determines that such Stockholder Nominee fails to satisfy all the standards set forth in Section 11(d)(i)(E)(vii)(1)-(6), (ii) such Stockholder Nominee has been, within the past three years, a director, officer or employee of (x) a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (y) any enterprise engaged in the designing, engineering, validating or manufacturing of driveline, metal forming, powertrain or casting products, or (iii) if such Stockholder Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with the corporation’s certificate of incorporation, these by-laws or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s shares of capital stock are listed; (C) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 11 at one of the corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or does not receive votes cast in favor of the Stockholder Nominee’s election of at least 15% of the shares of issued and outstanding stock present or represented at such annual meeting and entitled to vote on the election of such Stockholder Nominee;

(D) the Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years; (E) the Stockholder Nominee’s business or personal interests place such Stockholder Nominee in a significant conflict of interest with the corporation or any of its subsidiaries that would be reasonably likely to interfere with such Stockholder Nominee’s performance of his or her duties as a director; (F) the corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or such Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Article II, Section 11(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 11; or (G) the Stockholder Nominee is a former employee, officer or director of the corporation or any of its subsidiaries within the past five years.
(ii)          Notwithstanding anything to the contrary contained in this Section 11, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; or (C) the inclusion of such information in the proxy statement would otherwise violate SEC proxy rules or any other applicable law, rule or regulation.
ARTICLE III

OFFICERS
SECTION 1          General.  The Board of Directors, as soon as may be after each annual meeting of the stockholders, shall elect officers of the corporation, including a Chairman of the Board or President, a Chief Financial Officer and a Secretary.  The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties.  Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine.  Any two or more offices may be held by the same person.

SECTION 2          Term; Removal.  All officers of the corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified.  Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.
SECTION 3          Election or Appointment.  Each of the officers of the corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.  The Chairman of the Board or the President, as determined by the Board of Directors, shall be the Chief Executive Officer and shall have the general direction of the affairs of the corporation.
SECTION 4          Delegation.  Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.
ARTICLE IV

CERTIFICATES OF STOCK
SECTION 1          Certificated Stock.  The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form.  Any or all the signatures on the certificate may be a facsimile.
SECTION 2          Transfers.  Transfers of stock shall be made on the books of the corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

SECTION 3          Lost, Stolen or Destroyed Certificate.  No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.
ARTICLE V

CORPORATE BOOKS
The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.
ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.
All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors.  Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of the Board, the President, or by such officers as the Board of Directors may from time to time determine.
ARTICLE VII

FISCAL YEAR
The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.
ARTICLE VIII

CORPORATE SEAL
The corporate seal shall have inscribed thereon the name of the corporation.  In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.
ARTICLE IX

AMENDMENTS
These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 75 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Article I, Sections 2 and 11 and Article II, Sections 1 and 2 or this proviso to this Article IX or to adopt any provision inconsistent with any of such Sections or with this proviso.